As filed with the Securities and Exchange Commission on April 26, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST AMERICAN FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Governing Instruments)

Incorporated in Delaware	26-1911571
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

1 First American Way

Santa Ana, California 92707-5913

Telephone: (714) 250-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey S. Robinson, Esq.

Vice President, Secretary & Deputy General Counsel

First American Financial Corporation

1 First American Way

Santa Ana, California 92707-5913

Telephone: (714) 250-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Andrew L. Fabens, Esq.

Gibson Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166-0193

Telephone: (212) 351-4000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicated by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “larger accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.00001 per share	500,000 (1)(2)	(2)	(2)	(2)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall include any additional shares of common stock that may become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of First American’s outstanding shares of common stock.
(2)	Pursuant to Rule 415(a)(6) under the Securities Act, the prospectus included herein relates to securities registered under Registration Statement No. 333-167299 filed by us on June 1, 2010. This registration statement re-registers the 500,000 shares of our common stock that remain unsold as of the date hereof. Pursuant to Rule 415(a)(6) under the Securities Act, the $516.00 registration fee previously paid in connection with such unsold securities shall continue to apply to the unsold securities and no additional registration fee is due in connection with this registration statement.

PROSPECTUS

DIVIDEND REINVESTMENT & DIRECT PURCHASE PLAN

500,000 Shares of Common Stock, $0.00001 par value

CUSIP 31847R 102

This prospectus describes the First American Financial Corporation Dividend Reinvestment and Direct Purchase Plan (the “Plan”), a direct stock purchase plan designed to provide investors with a convenient method to purchase shares of First American Financial Corporation’s common stock and to reinvest cash dividends in the purchase of additional shares.

Our common stock is listed on the New York Stock Exchange under the symbol “FAF.”

Wells Fargo Shareowner Services, the Administrator of the Plan (the “Administrator”), may buy shares of First American Financial Corporation common stock in the open market, in privately negotiated transactions or directly from us. If the Administrator buys shares of common stock in the open market, the price of such shares will be the weighted average price of all shares of common stock purchased for the relevant investment date. If the Administrator buys shares of common stock from us, the price of such shares will be the average of the high and low sales prices of our shares of common stock for the relevant investment date as reported on the New York Stock Exchange Consolidated Tape. Shares of common stock purchased in privately negotiated transactions will be made on terms as the purchasing agent may reasonably determine.

Please read this prospectus carefully and keep it and all account statements for future reference. If you have any questions about the Plan, please call the Administrator toll-free at 1-800-468-9716. Customer service representatives are available between the hours of 7:00 a.m. and 7:00 p.m., Central Standard Time, Monday through Friday.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 3 of this prospectus and in our periodic filings made with the Securities and Exchange Commission (the “SEC”) for a discussion of certain risks that you should consider before investing in our common stock.

NONE OF THE SEC, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES OF FIRST AMERICAN FINANCIAL CORPORATION’S COMMON STOCK IN ANY STATE OR OTHER JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. TO THE EXTENT REQUIRED BY APPLICABLE LAW IN CERTAIN JURISDICTIONS, SHARES OF COMMON STOCK OFFERED UNDER THE PLAN TO PERSONS WHO ARE NOT RECORD HOLDERS OF FIRST AMERICAN FINANCIAL CORPORATION’S COMMON STOCK ARE OFFERED ONLY THROUGH A REGISTERED BROKER/DEALER IN THOSE JURISDICTIONS.

This prospectus is dated April 26, 2013.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should read the entire registration statement and this prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

You should rely only on information provided in the registration statement, this prospectus and the information incorporated by reference. We have not authorized any person to disseminate any information or to make any representations or to provide you with any information that differs from the foregoing, and, if given or made, such information or representations must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any circumstances in which such offer or solicitation is unlawful. The information contained in this prospectus or incorporated by reference may only be accurate as of the date of the release of such information. Our affairs or business may have changed since the date of release of such information.

In this prospectus, we use the terms the “company,” the “registrant,” “First American,” “we,” “us” and “our” to refer to First American Financial Corporation and our consolidated subsidiaries or, for the periods prior to June 1, 2010, to the businesses of The First American Corporation that became part of First American Financial Corporation in connection with its separation from The First American Corporation.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and the documents incorporated by reference herein, including but not limited to those relating to:

•	our pursuit of growth opportunities in our core business and making of investments designed to improve the customer experience;

•	the effect of a decrease in products or services purchased by or for the benefit of our most significant customers;

•	future actions to be taken in connection with our review of our agency relationships;

•	our continued practice of assuming and ceding large title insurance risks through reinsurance;

•	the competitive importance of price and quality and timeliness of service;

•	continued price and agency split adjustments;

•	the adequacy of the allowance against probable loan losses;

•	the likelihood of changes in expected ultimate losses and corresponding loss rates and related assumptions;

•	the effect of lawsuits, regulatory audits and investigations and other legal proceedings on our financial condition, results of operations or cash flows;

•	future payment of dividends;

•	the holding of or expected cash flow from debt securities and assumptions relating thereto;

•	potential future impairment charges and related assumptions;

•	the effect of pending accounting pronouncements our financial statements;

•	expense management efforts;

•	our continued monitoring of order volumes and related staffing levels, and adjustments to staffing levels as necessary;

•	ultimate loss emergence and claims reserves for the guaranteed valuation product offered in Canada;

•	uncertainty and volatility in the current economic environment and its effect on title claims;

•	the variance between actual claims experience and projections and future reserve adjustments based on updated estimates of future claims;

•	improvement of specialty insurance profit margins as revenues increase;

•	the sufficiency of our resources to satisfy operational cash requirements;

•	the timing of claim, pension and supplemental benefit plan payments;

•	expected maturity dates of certain assets and liabilities that are sensitive to changes in interest rates;

•	the United States government’s commitment to ensuring that Fannie Mae and Freddie Mac have sufficient capital to perform under guarantees issued and to meet their debt obligations;

•	assumptions underlying goodwill valuations;

•

the realization of tax benefits associated with certain losses, potential tax provisions in connection with the earnings of foreign subsidiaries and the adequacy of tax and related interest estimates in connection with examinations by tax authorities;

•	net actuarial loss and prior service credit relating to pension plans;

•	expected benefit and pension plan contributions, payments and investment strategy and asset and liability assumptions;

•	compensation cost recognition associated with unvested restricted stock units; and

•	reserves for potential liabilities to be shared between us and CoreLogic, Inc. in connection with our separation,

are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result” or other similar words and phrases.

Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include:

•	interest rate fluctuations;

•	changes in the performance of the real estate markets;

•	volatility in the capital markets;

•	unfavorable economic conditions;

•	impairments in our goodwill or other intangible assets;

•	failures at financial institutions where we deposit funds;

•	changes in applicable government regulations;

•	heightened scrutiny by legislators and regulators of our title insurance and services segment and certain other of our businesses;

•	regulation of title insurance rates;

•	reform of government-sponsored mortgage enterprises;

•	limitations on access to public records and other data;

•	product migration;

•	changes in relationships with large mortgage lenders;

•	changes in measures of the strength of our title insurance underwriters, including ratings and statutory capital and surplus;

•	losses in our investment portfolio;

•	expenses of and funding obligations to the pension plan;

•	material variance between actual and expected claims experience;

•	defalcations, increased claims or other costs and expenses attributable to our use of title agents;

•	systems interruptions and intrusions, wire transfer errors or unauthorized data disclosures;

•	inability to realize the benefits of our offshore strategy;

•	inability of our subsidiaries to pay dividends or repay funds; and

•	other factors described in our reports that are incorporated by reference in this prospectus.

The forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

RISK FACTORS

Investing in our common stock involves risk. Please see the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2012 and in the other documents incorporated by reference into this prospectus. See “Documents Incorporated by Reference” below. You should carefully consider these risk factors, as well as the other information contained elsewhere in this prospectus and the information incorporated by reference before making an investment decision. We face risks other than those described in the aforementioned reports, including those that are unknown to us and others of which we may be aware but, at present, consider immaterial. Because of those risk factors, as well as other variables affecting our operating results, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The SEC may charge a fee for making copies. You may call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room, and on the availability of other Public Reference Rooms. Our filings with the SEC are also available to the public on the Internet through the SEC’s EDGAR database. You may access the EDGAR database at the SEC’s web site at www.sec.gov.

We also post our SEC filings on our website at www.firstam.com. Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

It is important for you to analyze the information in this prospectus, the registration statement and the exhibits to the registration statement, and additional information described under the heading “Documents Incorporated by Reference” below before you make your investment decision.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” certain information in documents we file with it, which means that we can disclose important information to you in this prospectus by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus, information filed subsequently that is incorporated by reference and information in any prospectus supplement. These documents contain important business and financial information about our company, including information concerning its financial performance, and we urge you to read them. We incorporate by reference into this prospectus all of the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on February 28, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on April 26, 2013;

•	our Current Reports on Form 8-K, filed on January 25, 2013, January 29, 2013 and March 29, 2013 (to the extent such reports are filed);

•

any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we sell all of the debt securities that may be offered by this prospectus; and

•

the Description of Capital Stock provided under the heading “Description of Capital Stock” in the information statement attached as Exhibit 99(A) to Amendment No. 5 to our registration statement on Form 10-12B filed on May 12, 2010, together with any amendment or report filed with the SEC for the purpose of updating such description.

We also incorporate into this prospectus all of our filings with the SEC made pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act that we file after the filing of this prospectus but prior to the termination of any offering of shares of common stock made by this prospectus. Information in this prospectus and incorporated by reference is only current as of the date it is made. Information in documents that we subsequently file with the SEC will automatically update and supersede any previously disclosed information. However, any documents or portions thereof or any exhibits thereto that we furnish to, but do not file with the SEC shall not be incorporated or deemed to be incorporated by reference into this prospectus.

We will furnish to you without charge, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus, except for exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests should be addressed to:

First American Financial Corporation

1 First American Way

Santa Ana, California 92707-5913

Attention: Secretary

(714) 250-3000

You should read the information in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with the SEC.

OUR COMPANY

We, through our subsidiaries, are engaged in the business of providing financial services through our title insurance and services segment and our specialty insurance segment. The title insurance and services segment provides title insurance, closing and/or escrow services and similar or related services domestically and internationally in connection with residential and commercial real estate transactions. It also maintains, manages and provides access to title plant records and images and provides banking, trust and investment advisory services. The specialty insurance segment issues property and casualty insurance policies and sells home warranty products. In addition, our corporate function consists of certain financing facilities as well as the corporate services that support our business operations.

The substantial majority of our business is dependent upon activity in the real estate and mortgage markets, which are cyclical and seasonal. During the most recent real estate and mortgage cycle, we primarily emphasized expense control and operational efficiency. However, we believe the markets have experienced a degree of improvement and, consequently, in conjunction with our continuing efforts pertaining to operating efficiency, we have modified our strategy to pursue opportunities to grow our core business and make investments designed to improve our customer’s experience with our products and services.

First American Financial Corporation was incorporated in the state of Delaware in January 2008 to serve as the holding company of The First American Corporation’s financial services businesses following the spin-off of those businesses from The First American Corporation. The separation from The First American Corporation was consummated on June 1, 2010, at which time our common stock was listed on the New York Stock Exchange under the ticker symbol “FAF.” The businesses operated by our subsidiaries have, in some instances, been in existence since the late 1800s.

We have our executive offices at 1 First American Way, Santa Ana, California 92707-5913. Our telephone number is (714) 250-3000. Our website is www.firstam.com. Information contained on or connected to our website is not a prospectus, is not incorporated by reference into this prospectus and does not constitute part of this prospectus.

DIVIDEND REINVESTMENT & DIRECT PURCHASE PLAN

1. What is the Plan?

The Plan is a convenient, low cost purchase plan available for existing and new investors to increase their holdings in the company’s common stock. Participants in the Plan may elect to have dividends reinvested automatically at no cost or buy additional shares of common stock of First American at any time through an optional cash investment of $50 to $5,000 per quarter. Participation in the Plan is entirely voluntary and we give no advice regarding your decision to join the Plan.

PURPOSE

2. What is the purpose of the Plan?

The purpose of the Plan is to promote long-term stock ownership among existing and new investors in the company by providing a convenient method to purchase shares of First American common stock and reinvest cash dividends paid on such shares.

Participation in the Plan is voluntary, and we give no advice regarding your decision to join the Plan. If you decide to participate, an enrollment form and reply envelope are enclosed for your convenience. In addition, Account Authorization Forms are also available, and may be completed, online. You can access these services through the Administrator’s website, www.shareowneronline.com.

ADMINISTRATION

3. Who administers the Plan?

The Plan is administered by Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., which serves as the company’s stock transfer agent, registrar and dividend disbursing agent. As Administrator, Wells Fargo Shareowner Services keeps records, sends statements and performs other duties relating to the Plan.

The Administrator is authorized to choose a broker/dealer, including an affiliated broker/dealer, at its sole discretion to facilitate purchases and sales of shares of First American common stock by Plan participants. The Administrator will furnish the name of the registered broker/dealer, including any affiliated broker/dealer, utilized in share transactions within a reasonable time upon written request from the participant.

4. How do I contact the Administrator?

Written Inquiries:	Wells Fargo Shareowner Services P.O. Box 64856 St. Paul, MN 55164-0856

Certified/Overnight Mail:	Wells Fargo Shareowner Services 1110 Centre Pointe Curve, Suite 101 Mendota Heights, MN 55120-4100

Telephone Inquiries:	1-800-468-9716 651-450-4064 (outside the United States)

Internet:	General Inquiries: www.wellsfargo.com/shareownerservices Account Information: www.shareowneronline.com

When communicating with the Administrator, you should have available your account number and taxpayer identification number.

5. What kind of reports will be sent to participants in the Plan?

As a participant, you will receive a statement for any account activity. You should retain these statements in order to establish the cost basis of shares purchased under the Plan for income tax and other purposes. In addition, each participant will receive all communications sent to all other stockholders, such as annual reports and proxy statements.

ELIGIBILITY AND ENROLLMENT

6. How does a First American stockholder participate in the Plan?

If you are already a First American stockholder with shares of common stock registered in your name, you may enroll in the Plan simply by completing and returning an Account Authorization Form. You may also enroll online at www.shareowneronline.com.

7. I’m not currently a stockholder. Can I participate in the Plan?

Yes. If you currently hold no shares of First American common stock, you may enroll in the Plan by completing and returning an Account Authorization Form and either making an initial investment of at least $250.00 or authorizing automatic monthly deductions of at least $50.00 from a qualified bank account. You may also enroll online at www.shareowneronline.com.

Regulations in certain countries may limit or prohibit participation in this type of Plan. Accordingly, persons residing outside the United States who wish to participate in the Plan should first determine whether they are subject to any governmental regulation prohibiting their participation.

8. I already own shares of First American common stock, but they are held by my bank or broker and registered in “street name.” How can I participate?

If you currently own shares of First American common stock but they are held at a bank or broker in its name (“street name”) you may participate in the Plan without making an initial investment into the Plan by instructing your agent to convert your shares of First American common stock to shares registered in your name through the

Direct Registration System. Once the shares are in your name, you may request that the Administrator send you an enrollment package for existing First American stockholders.

As a Plan participant you may, if you wish, send your share certificates, if any, to the Administrator for safekeeping, but doing this is not mandatory. In order to sell certificated shares, if any, through the Plan, however, it is necessary for you to deposit the shares with the Administrator (see Questions 22 and 25 below).

9. Are there fees associated with enrollment?

There is no enrollment fee for existing holders of shares of First American common stock. In all other cases, there is a one-time $10.00 enrollment fee. If you are not making an initial cash investment because you have signed up for automatic monthly deductions of at least $50.00, you will need to include a $10.00 check made payable to “Wells Fargo Shareowner Services” with your Account Authorization Form. If your Account Authorization Form is accompanied by an initial cash investment, the enrollment fee will be deducted from your initial investment (see Question 33 below).

OPTIONAL CASH INVESTMENTS

10. What are the minimum and maximum amounts for optional cash investments?

Additional investments may be made in amounts of at least $50.00 subject to a maximum of $5,000.00 during any quarter, including your initial investment, if any.

You are under no obligation to make additional cash investments. Funds awaiting purchase do not earn interest. During the period that an optional cash investment is pending, the collected funds in the possession of the Administrator may be invested in certain Permitted Investments. For purposes of this Plan, “Permitted Investments” shall mean any money market mutual funds registered under the Investment Company Act (including those of an affiliate of the Administrator or for which the Administrator or any of its affiliates provides management advisory or other services) consisting entirely of (i) direct obligations of the United States of America; or (ii) obligations fully guaranteed by the United States of America. The risk of any loss from such Permitted Investments shall be the responsibility of the Administrator. Investment income from such Permitted Investments shall be retained by the Administrator.

11. How do I make an optional cash investment?

Checks should be made payable to “Wells Fargo Shareowner Services.” Checks must be in U.S. funds and drawn on a U.S. bank or Canadian financial institution. Cash, money orders and third party checks are not allowed. Checks must be accompanied by the appropriate section of your account statement and mailed to: Wells Fargo Shareowner Services (see Question 4).

12. Can I have optional cash investments automatically deducted from my bank account?

Yes. You can authorize monthly automatic deductions from an account at a financial institution that is a member of the National Automated Clearing House Association. The minimum amount for monthly deductions is $50.00.

•	To initiate this service, you must send a completed Account Authorization Form to the Administrator.

•	You may also enroll online at www.shareowneronline.com.

•	To change any aspect of the instruction, you must send a revised Account Authorization Form to the Administrator. You may also make changes online at www.shareowneronline.com.

•	To terminate the deductions, you must notify the Administrator in writing.

Initial set-up, changes and terminations to the automatic deduction instructions of a participant must be received by the Administrator at least 15 business days prior to the investment date. Once automatic deductions begin, funds will be deducted from your designated account on the 15th of each month, or the next business day if the 15th is not a business day, and invested within five business days.

13. Will I be charged fees for optional cash investments?

No.

14. How are payments with “insufficient funds” handled?

If any optional cash contribution, including payments by check or automatic withdrawal, is returned for any reason, the Administrator will remove from the participant’s account any shares purchased upon prior credit of such funds, and will sell these shares. The Administrator may sell other shares in the account to recover a returned funds fee for each optional cash investment returned unpaid for any reason and may sell additional shares as necessary to cover any market loss incurred by the Administrator.

PURCHASE OF COMMON STOCK

15. What is the source of First American common stock purchased through the Plan?

At First American’s discretion, purchases of common stock will be made by the Plan’s purchasing agent either in the open market, in privately negotiated transactions or directly from First American. Purchases of common stock in the open market may be made on any stock exchange where shares of First American common stock are traded or by negotiated transactions on such terms as the purchasing agent may reasonably determine. Neither First American nor any participant will have any authority or power to direct the date, time or price at which shares of common stock may be purchased by the purchasing agent. No one, other than the Administrator, may select the broker or dealer through or from whom purchases are to be made.

We may also, without prior notice to participants, change our determination as to whether shares of our common stock will be purchased by the Administrator directly from us or in the open market or in privately negotiated transactions.

16. When will shares of common stock be purchased?

Initial and optional investment purchases will be made within five business days following collection of the funds by the Administrator. No interest will be paid on amounts held by the Administrator pending investment. The Administrator may commingle each participant’s funds with those of other participants for the purpose of executing purchases.

17. What is the price of shares of common stock purchased under the Plan?

The price per share paid by each participant for shares of common stock purchased in the open market will be the weighted average price incurred to purchase all shares of common stock acquired on that date. Shares of common stock purchased from First American will be purchased and credited to a participant’s account at the average of the high and low sales prices of shares of First American common stock as reported on the New York Stock Exchange Composite Tape on the date of purchase. Shares of common stock purchased in privately negotiated transactions will be made on such terms as the purchasing agent may reasonably determine. No brokerage commissions will be incurred for shares of common stock purchased under the Plan.

Your account will be credited with the number of Plan shares purchased for you, in full and fractional shares, computed to three decimal places.

CASH DIVIDENDS

18. Must my dividends be reinvested automatically?

No. You may choose to reinvest dividends or you may choose to receive cash dividends. No commission will be charged in connection with the reinvestment of dividends.

As an option, you can choose to receive cash dividends on your certificated, if any, Direct Registration shares or on the shares held for you in the Plan. Should you elect to receive any cash dividends, the Administrator can deposit those dividends directly into a qualified bank account for you. To authorize direct deposit of your cash dividends not being reinvested, contact the Administrator to request a Direct Deposit of Dividend Authorization Form (see Question 4).

You may change your reinvestment option at any time by going online (see Question 31), calling (see Question 32) or sending written notice to the Administrator. Notices received on or before a dividend record date will be effective for that dividend. Notices received after a dividend record date will not be effective until after that dividend has been paid.

19. When will my dividends be reinvested and at what price?

The reinvestment of your dividends will be processed within five business days following the dividend payment date. The price of shares of common stock purchased will be as described in Question 17 above.

The payment of dividends is at the discretion of First American’s Board of Directors and will depend upon future earnings, the financial condition of First American and other factors. The Board may change the amount and timing of dividends at any time without prior notice.

STOCK SPLITS AND STOCK DIVIDENDS

20. How would a stock split or stock dividend affect my account?

Any shares of common stock resulting from a stock split or stock dividend paid on shares of common stock held in your Plan account or held by you in certificate, if any, Direct Registration form will be credited to your Plan account balance. If you send a notice of termination or a request to sell to the Administrator between the record date and the payable date for a stock distribution, the request will not be processed until the stock distribution is credited to your account.

VOTING

21. How do I vote my Plan shares at stockholder meetings?

As a Plan participant, you will be sent a proxy statement in connection with each meeting of the company’s stockholders, together with a proxy card representing the whole shares of common stock held by the Administrator in your Plan account. This proxy card, when duly signed and returned, will be voted as you indicate. If the proxy card is not returned or if it is returned unsigned, the shares of common stock will not be voted.

SALE OF COMMON STOCK

22. How do I sell my Plan shares of common stock?

You may sell any number of whole shares of common stock held in your account by completing the appropriate section of your account statement and returning it to the Administrator. If the market value of the Plan shares of common stock is equal to or less than $50,000 and you have authorized telephone transactions for your account, you may sell shares of common stock by telephoning the Administrator toll free at 1-800-468-9716. Requests for sales or terminations will generally be executed as soon as practicable provided there is sufficient volume and the request is received on a business day when the relevant securities market is open. You may also sell online at www.shareowneronline.com.

Sales are usually made through an affiliated broker, who will receive brokerage commissions. Typically, the shares are sold through the exchange on which the common shares of First American are traded. Depending on the number of First American shares to be sold and current trading volume, sale transactions may be completed in multiple transactions and over the course of more than one day. All sales are subject to market conditions, system availability, restrictions and other factors. The actual sale date, time or price received for any shares sold through the Plan cannot be guaranteed.

Participants may instruct the Administrator to sell shares under the Plan through a Batch Order, Market Order, Day Limit Order, Good-‘Til-Date/Canceled Limit Order or Stop Order.

Sales proceeds will be net of any fees to be paid by the participant (see Question 33 below for details). The Administrator will deduct any fees or applicable tax withholding from the sale proceeds. Sales processed on accounts without a valid Form W-9 for U.S. citizens or Form W-8BEN for non-U.S. citizens will be subject to Federal backup withholding. This tax can be avoided by furnishing the appropriate and valid form prior to the sale. Forms are available online at www.shareowneronline.com.

A check for the proceeds of the sale of shares (in U.S. dollars), less applicable taxes and fees, will generally be mailed by first class mail four business days after trade date. If a participant submits a request to sell all or part of the Plan shares, and the participant requests net proceeds to be automatically deposited to a checking or savings account, the participant must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If the participant is unable to provide a voided check or deposit slip, the participant’s written request must have the participant’s signature(s) medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be processed and a check for the net proceeds will be issued.

A participant who wishes to sell shares currently held in certificate form may send them in for deposit to the Administrator and then proceed with the sale (see Questions 24 and 25 below). To sell shares through a broker of their choice, the participant may request the broker to transfer shares electronically from the Plan account to their brokerage account. Alternatively, a stock certificate can be requested that the participant can deliver to their broker.

The First American share price may fluctuate between the time the sale request is received and the time the sale is completed on the open market. The Administrator shall not be liable for any claim arising out of failure to sell on a certain date or at a specific price. Neither the Administrator nor any of its affiliates will provide any investment recommendations or investment advice with respect to transactions made through the Plan. This risk should be evaluated by the participant and is a risk that is borne solely by the participant.

The company’s trading provides that the participant may not trade in First American’s common stock if in possession of material, non-public information about the company. Share sales by employees, affiliates and Section 16 officers must be made in compliance with the First American’s insider trading policy.

Alternatively, you may choose to sell your shares of common stock through a broker of your choice by requesting that such shares of common stock be deposited with your broker through the Direct Registration System.

23. Is there a minimum number of shares of common stock that I must maintain in my account to keep it active?

No.

CUSTODIAL SERVICE

24. How does the custodial service work?

All shares of First American common stock that are purchased through the Plan will be held by the Administrator in an account registered in your name. A Plan participant that holds First American common stock certificates, if any, may also, at any time, deposit those certificates for safekeeping with the Administrator, and the shares of common stock represented by the deposited certificates will be included in the participant’s Plan account balance.

25. How do I deposit my First American stock certificates with the Administrator?

To deposit shares of common stock into the Plan, you should send your certificates, by mailing them registered and insured for at least 2% of the current market value, to the Administrator (see Question 4), with written instructions to deposit the shares of common stock represented by the certificates in your Plan account. The certificates should not be endorsed and the assignment section should not be completed.

26. Are there any charges associated with this custodial service?

No. There is no cost to you for having the Administrator hold the shares of common stock you purchased through the Plan, or for depositing stock certificates into your Plan account balance.

ISSUANCE OF STOCK CERTIFICATES

27. Will stock certificates be issued for shares of common stock acquired through the Plan?

No. Stock certificates will not be issued for shares of common stock acquired through the Plan. The absence of stock certificates eliminates the risk of certificate loss, theft or destruction.

28. How do I request a stock certificate?

If at any time First American determines to issue shares of common stock in certificated form, Plan participants may obtain certificates for full shares of common stock held in the Plan, without charge, by writing to the Administrator and requesting the issuance of shares of common stock in certificate form.

GIFTS AND TRANSFERS OF COMMON STOCK

29. Can I transfer shares of common stock that I hold in the Plan to someone else?

You may transfer shares of common stock held in the Plan to new or existing stockholders. If your transferee is not a current Plan participant, your transferee will be enrolled in the Plan.

If you request to transfer all shares of common stock in your Plan account between a dividend record date and payment date, your transfer request will be processed; however, your Plan account will not be terminated. You may receive additional dividend reinvestment shares of common stock which will require you to submit a written request to transfer the additional shares of common stock.

30. Can I transfer shares of common stock that I hold in the Plan to a minor?

Yes. You can transfer shares of common stock to a minor. You will need to provide the name of the adult custodian who will be listed on the account. Once the minor has reached the age of majority the custodian’s name can be removed. Additionally, gifts to minors are irrevocable. Shares of common stock may not be transferred from a custodial account to other custodial accounts or individuals until the minor has reached the age of majority and provides the Administrator with proper transfer instructions and proof of age.

INTERNET AND TELEPHONE PRIVILEGES

31. Does the Plan allow me to perform transactions via the Internet?

Yes. You may access your account information and perform transactions on the Internet.

For current stockholders of record: Go to www.shareowneronline.com and click on “Sign Up Now!” under “I am a Current Shareowner.” You will need your 10-digit account number, your 12-digit Authentication ID and a valid email address. Your account number can be found on your dividend check, dividend deposit notice or account statement. If you do not have your Authentication ID, you may request one online or by phone. Your Authentication ID will be sent to your mailing address on file.

For non-stockholders of record (new investors): Go to www.shareowneronline.com and click on “Direct Purchase Plan,” under the column titled “Invest in a Plan.” Next, simply click on “Invest Now” under the column titled “New Investors” in the row titled “First American Financial Corporation.” Then, follow instructions on the “Buy Shares” page.

After you have successfully signed up, you will be able to access your account immediately. You will also receive written confirmation to your mailing address on file that your account has been activated for online access.

Once you have activated your account online, you can also:

•	Authorize, change or stop your Automatic Cash Withdrawal and Investment Service;

•	Consent for electronic delivery of statements including tax forms;

•	Sell some or all of your Plan shares if the current market value of the shares to be sold is $50,000 or less; and

•	Elect to view statements, tax forms, and company communications. You will receive an email notification when new documents are available for viewing.

Certain restrictions may apply. If you have any questions concerning your Internet privileges, please contact the Administrator.

32. Does the Plan allow me to perform transactions via telephone?

Yes. If you have established automated privileges for your account, you can perform the following transactions by calling the Administrator:

•

sell some or all of the shares of common stock credited to your account under the Plan if the then current market value of the shares of common stock to be sold is $50,000 or less (if the market value of the shares of common stock to be sold is greater than $50,000, the request must be submitted to the Administrator in writing);

•	change your dividend reinvestment option (for example, from full to partial reinvestment);

•	change the amount of, or stop, automatic monthly withdrawals;

•

if First American determines to issue shares of common stock in certificated form, request a certificate for some or all of the whole shares of common stock credited to your account under the Plan, but only if the then current market value of the shares of common stock for which a certificate is to be issued is $50,000 or less (if the market value of the shares of common stock for which a certificate is to be issued is greater than $50,000, the request must be submitted to the Administrator in writing); or

•	terminate your participation in the Plan.

To establish automated privileges, please contact the Administrator and request an Automated Request Authorization form.

SERVICE FEES

33. What are the fees associated with participation in the Plan?

Participation in the Plan is subject to the payment of certain fees as outlined below:

One-Time Enrollment Fee (1)	$10.00
Sales Transaction Fees
• Batch Order (2)	$10.00
• Market Order (2)	$25.00
• Limit Order (Day/GTD/GTC) (2)	$30.00
• Stop Order (2)	$30.00
Direct Deposit of Net Sale Proceeds	$5.00
Fee for returned check or rejected automatic deductions	$25.00
Duplicate Prior Year Statement	$15.00

(1)	Only applies to new stockholders.
(2)	Plus a $0.07 per share trading fee.

WITHDRAWAL FROM THE PLAN

34. How do I close my Plan account?

You may terminate your participation in the Plan either by giving written notice to the Administrator or by completing the appropriate section of your account statement and returning it to the Administrator. Upon termination, you should specify whether to (1) convert all your Plan shares to Direct Registration or, if First American determines to issue shares of common stock in certificated form, issue certificate(s) for all full Plan shares and sell the remaining fraction, (2) sell all of your Plan shares, or (3) convert a specified number of Plan shares to Direct Registration or, if First American determines to issue shares of common stock in certificated form, issue physical certificate(s) for a specified number of shares of common stock and sell the remaining shares of common stock. Participants will receive a check or direct deposit less any brokerage commission and service fees in the amount of any fractional or shares sold. If no election is made in the request for termination, Plan shares will be converted to Direct Registration for the number of Plan shares and a check issued for net proceeds of the fractional share.

Any certificates issued upon termination will be issued in the name or names in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than the name or names on your Plan account, your signature (and that of any co-owner) on the instructions or stock power must be medallion guaranteed by a financial institution participating in the medallion guarantee program. No certificate will be issued for fractional shares.

The Administrator will process notices of termination and send proceeds to you as soon as practicable, without interest. If a notice of termination is received within three business days of a record date, but before the related dividend payment date, the termination will be processed as soon as practicable following the payment date. Thereafter, cash dividends will be paid out to the stockholder and not reinvested in shares of First American common stock.

If you are an active participant in the Automatic Deduction Service and request that all shares of common stock be sold, be aware that you may have a purchase pending that will result in more shares of common stock being placed in your account after the original sale request has been completed. This will therefore not terminate your account and require you to submit another written request to terminate.

If your request to terminate participation in the Plan is received on or after a dividend record date, but before the dividend payment date, your termination will be processed as soon as practicable, and a separate dividend check will be mailed to you. Future dividends will be paid in cash, unless you rejoin the Plan.

AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION OF THE PLAN

35. Can the Plan be amended, modified, suspended or terminated?

First American reserves the right to amend, modify, suspend or terminate the Plan at any time. All participants will receive notice of any such suspension, modification or termination. Upon termination of the Plan by First American, Direct Registration shares for whole shares held in a participant’s account under the Plan will be issued and a cash payment will be made for any fractional shares.

Your participation in the Plan may be terminated if you do not have at least one full share of common stock registered in your name or in your Plan account.

TAX MATTERS

36. What are the U.S. federal income tax consequences of participating in the Plan?

Cash dividends reinvested under the Plan will be taxable for U.S. federal income tax purposes as having been received by a participant even though the participant has not actually received them in cash. Each participant will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service as dividend income.

A participant will not realize gain or loss for U.S. federal income tax purposes upon a transfer of shares of common stock to the Plan or the withdrawal of whole shares of common stock from the Plan. Participants will, however, generally realize gain or loss upon the receipt of cash for fractional shares of common stock held in the Plan. Gain or loss will also be realized by the participant when whole shares of common stock are sold, either by the purchasing agent pursuant to the participant’s request or by the participant after termination from the Plan. The amount of gain or loss will be the difference between the amount that the participant receives for the shares or fraction of a share sold and the participant’s tax basis therefor. In order to determine the tax basis for shares or any fraction of a share credited to a participant’s account, each participant should retain all account statements and transaction confirmations.

Plan participants who are not United States persons for U.S. federal income tax purposes generally are subject to a withholding tax on dividends paid on shares of common stock held in the Plan. The Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with Internal Revenue Service regulations. In addition, dividends paid on shares of common stock in Plan accounts are subject to the backup withholding provisions of the Internal Revenue Code. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for investment in additional shares of First American common stock.

The foregoing does not purport to be a comprehensive summary of all of the tax considerations that may be relevant to a participant in the Plan and does not constitute tax advice. The summary does not reflect every possible outcome that could result from participation in the Plan, and does not consider any possible tax consequences under various state, local, foreign or other tax laws. Each participant is urged to consult his or her own tax advisor regarding the tax consequences applicable to his or her particular situation before participating in the Plan or disposing of shares of common stock purchased under the Plan.

LIMITATION OF LIABILITY

37. What are the responsibilities of First American and the Administrator under the Plan?

IF YOU CHOOSE TO PARTICIPATE IN THE PLAN, YOU SHOULD RECOGNIZE THAT NEITHER FIRST AMERICAN NOR THE ADMINISTRATOR CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON THE SHARES OF COMMON STOCK THAT YOU PURCHASE UNDER THE PLAN.

Although the Plan provides for the reinvestment of dividends, the declaration and payment of dividends will continue to be determined by the Board of Directors of First American in its discretion, depending upon future earnings, the financial condition of First American and other factors. The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.

In administering the Plan, neither First American, the Administrator nor the purchasing agent is liable for any good faith act or omission to act, including but not limited to any claim of liability (i) arising out of the failure to terminate a participant’s account upon such participant’s death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which shares of common stock are purchased or sold, or (iii) as to the value of the shares of common stock acquired for participants.

The Administrator is acting solely as an agent of First American and owes no duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan.

The Administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into this Plan against the Administrator or First American.

In the absence of negligence or willful misconduct on its part, the Administrator, whether acting directly or through agents or attorneys shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall the Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

The Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

USE OF PROCEEDS

First American will receive proceeds from the purchase of shares of First American common stock through the Plan only to the extent that such purchases are made directly from First American, and not from open market purchases or privately negotiated transactions by the Administrator. Any proceeds received by First American will be used for general corporate purposes. General corporate purposes may include but are not limited to working capital, capital expenditures, stock repurchases and acquisitions. We may invest funds not required immediately for such purposes in short-term, interest-bearing and other investment grade securities or add such funds to our general funds.

PLAN OF DISTRIBUTION

Except to the extent the Administrator purchases shares of our common stock in open market transactions or privately negotiated transactions, we will sell directly to the Administrator the shares of common stock acquired under the Plan. We may sell common stock to owners of shares of common stock (including brokers or dealers) who, in connection with any resales of those shares of common stock, may be deemed underwriters. The shares of common stock, including shares of common stock acquired pursuant to request forms, may be resold in market transactions on any national securities exchange on which shares of our common stock trade or in privately negotiated transactions. Our common stock is currently listed on the New York Stock Exchange.

We may sell shares of our common stock through the Plan to persons who, in connection with the resale of the shares of common stock, may be considered underwriters. In connection with these types of transactions, compliance with Regulation M under the Exchange Act would be required. We will not give any person any rights or privileges other than those that the person would be entitled to as a participant under the Plan. We will not enter into any agreement with any person regarding the person’s purchase, resale or distribution of shares of common stock. Under some circumstances, we may, however, approve requests for optional cash investments in excess of the allowable maximum limitations pursuant to request forms.

Subject to the availability of our shares of common stock registered for issuance under the Plan, there is no total maximum number of shares of common stock that can be issued pursuant to the reinvestment of dividends and optional cash investments. You will have to pay any fees payable in connection with your voluntary sale of shares of common stock from your Plan account and/or withdrawal from the Plan.

VALIDITY OF THE SECURITIES

The validity of the shares of common stock offered hereby has been passed upon for us by Gibson, Dunn & Crutcher LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2012, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DIRECT REGISTRATION

First American is a participant in the Direct Registration System. Direct Registration is a method of recording shares of common stock in book-entry form. Book-entry means that your shares of common stock are registered in your name on the books of the company without the need for physical certificates and are held separately from any Plan shares of common stock you may own. Shares of common stock held in Direct Registration have all the traditional rights and privileges as shares of common stock held in certificate from. With Direct Registration you can:

•	eliminate the risk and cost of storing certificates in a secure place;

•	eliminate the cost associated with replacing lost, stolen, or destroyed certificates; and

•	move shares of common stock electronically to your broker.

Any future common stock transactions will be issued through Direct Registration rather than physical certificates unless otherwise determined by First American to permit shares of common stock to be issued in certificated form. You may convert any stock certificate(s), if any, you are currently holding into Direct Registration. To do so, send the stock certificate(s) to Wells Fargo Shareowner Services with a request to deposit them to your Direct Registration account (see Question 4). There is no cost to you for this custodial service and by doing so you will be relieved of the responsibility for loss or theft of your certificate(s). Your certificate(s) should not be endorsed, and we recommend sending your certificate registered insured mail for 2% of the current market value.

You may choose to have a portion or all of your full Direct Registration or Plan shares of common stock delivered directly to your broker by contacting your broker/dealer. When using your broker to facilitate a share movement, provide them with a copy of your Direct Registration account statement.

FIRST AMERICAN FINANCIAL CORPORATION

DIVIDEND REINVESTMENT & DIRECT PURCHASE PLAN

500,000 Shares of Common Stock, $0.00001 par value

PROSPECTUS

We have not authorized anyone to give you any information that differs from the information in this prospectus. If you receive any different information, you should not rely on it.

The delivery of this prospectus shall not, under any circumstances, create an implication that First American Financial Corporation is operating under the same conditions that it was operating under on the date of this prospectus. Do not assume that the information contained in this prospectus is correct at any time past the date indicated.

This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the securities to which it relates.

This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities to which it relates in any circumstances in which such offer or solicitation is unlawful.

This prospectus is dated April 26, 2013

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is a table of the registration fee for the SEC and estimates of all other expenses to be incurred in connection with the issuance and distribution of the securities described in this registration statement:

SEC Registration Fee	$0	*
Printing expenses	$5,000
Legal fees and expenses	$20,000
Accounting fees and expenses	$10,000
Miscellaneous	$5,000
Total	$40,000

*	No additional registration fee is due in connection with this registration statement pursuant to Rule 415(a)(6) under the Securities Act.

Item 15. Indemnification of Directors and Officers.

The Delaware General Corporation Law, or DGCL, authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. First American’s certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for breaches of fiduciary duty as a director.

First American’s bylaws provide that First American shall indemnify any of its directors or officers who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of First American. First American’s bylaws also provide for the advancement to directors and officers of expenses incurred in defending any proceeding in advance of its final disposition. First American is authorized to carry insurance protecting First American, any director, officer, employee or agent, or another corporation or organization, against any expense, liability or loss, whether or not First American would have the power to indemnify the person or entity.

The provisions of First American’s certificate of incorporation and bylaws that limit liability and provide for indemnification and advancement of expenses may discourage stockholders from bringing a lawsuit against directors for breach of fiduciary duty. These provisions also may reduce the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit First American and its stockholders. In addition, First American’s common stock may be adversely affected to the extent First American pays the costs of settlement and damage awards pursuant to these indemnification provisions.

The bylaws also provide that indemnification provided for in the bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that any repeal or modification of the bylaws’ indemnification provisions shall be prospective only and shall not adversely affect the rights of any director or officer in effect at the time of any act or omission occurring prior to such repeal or modification.

In addition to the above, First American may enter into one or more agreements with any person to provide for indemnification greater or different than that which is provided for in the certificate of incorporation or the bylaws.

Item 16. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of First American Financial Corporation (incorporated by reference herein from Exhibit 3.1 to the Current Report on Form 8-K filed on June 1, 2010).

4.2	Bylaws of First American Financial Corporation (incorporated by reference herein from Exhibit 3.2 to the Current Report on Form 8-K filed on June 1, 2010).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Gibson, Dunn & Crutcher LLP (incorporated by reference from Exhibit 5.1).

24.1	Power of Attorney.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on April 26, 2013.

FIRST AMERICAN FINANCIAL CORPORATION
(Registrant)

By:	/s/ Dennis J. Gilmore
Dennis J. Gilmore
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*	Chairman and Director	April 26, 2013
Parker S. Kennedy

*	Director	April 26, 2013
Anthony K. Anderson

*	Director	April 26, 2013
Hon. George L. Argyros

*	Director	April 26, 2013
Hon. William G. Davis

*	Director	April 26, 2013
Dr. James L. Doti

*	Director	April 26, 2013
Lewis W. Douglas, Jr.

*	Director	April 26, 2013
Dennis J. Gilmore

*	Director	April 26, 2013
Michael D. McKee

*	Director	April 26, 2013
Thomas V. McKernan

*	Director	April 26, 2013
Herbert B. Tasker

*	Director	April 26, 2013
Virginia M. Ueberroth

*	The undersigned does hereby sign this registration statement on behalf of the above-indicated person pursuant to a power of attorney executed by such person.

/s/ Kenneth D. DeGiorgio Kenneth D. DeGiorgio	Attorney-in-Fact	April 26, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of First American Financial Corporation (incorporated by reference herein from Exhibit 3.1 to the Current Report on Form 8-K filed on June 1, 2010).

4.2	Bylaws of First American Financial Corporation (incorporated by reference herein from Exhibit 3.2 to the Current Report on Form 8-K filed on June 1, 2010).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Gibson, Dunn & Crutcher LLP (incorporated by reference from Exhibit 5.1).

24.1	Power of Attorney.